Exhibit 99.1

SciSparc Signs Definitive Agreement to Sell MitoCareX, Computational Drug Discovery Company Targeting Resistant Cancers

SciSparc will sell its MitoCareX’s shares for $700,000 and exchange its remaining shares for common stock in N2OFF

TEL AVIV, Israel, March 03, 2025 (GLOBE NEWSWIRE) -- SciSparc Ltd. (Nasdaq: SPRC) (the “Company” or “SciSparc”), a specialty clinical-stage pharmaceutical company focusing on the development of therapies to treat disorders of the central nervous system, announced it has signed a definitive agreement to sell its entire ownership interest in MitoCareX Bio Ltd. (“MitoCareX”), the Company’s venture with Dr. Alon Silberman that focuses on drug discovery and development of cancer therapeutics by targeting the mitochondrial SLC25 protein family, to N2Off, Inc., a publicly-traded company in the United States (Nasdaq: NITO) (“N2OFF”). SciSparc currently owns 52.73% of the issued and outstanding share capital of MitoCareX.

SciSparc Ltd. has entered into a Securities Purchase and Exchange Agreement with N2OFF, under which SciSparc and other sellers, including Dr. Alon Silberman and Prof. Ciro Leonardo Pierri, will transfer full ownership of MitoCareX Bio Ltd. to N2OFF. As part of the agreement, SciSparc will sell 4,961 shares of MitoCareX to N2OFF for $700,000 and exchange its remaining shares for common stock in N2OFF. In total, SciSparc and the other sellers will receive N2OFF common stock equivalent to 40% of the company’s fully diluted capital stock. The transaction is subject to certain conditions, including approval of N2OFF’s shareholders. Upon closing, MitoCareX will become a wholly owned subsidiary of N2OFF, with its board restructured under N2OFF’s control.

In addition, SciSparc and the other sellers will be entitled to receive additional N2OFF stock based on milestone achievements, representing up to 25% of N2OFF’s fully diluted capital stock. As part of the financial terms, SciSparc, along with the other sellers, will collectively receive 30% of N2OFF’s financing proceeds over five years, up to a maximum of $1.6 million. N2OFF has also committed to investing $1 million in MitoCareX post-closing. Dr. Silberman will continue as CEO under a revised employment agreement, which includes a restricted stock grant of 5% of N2OFF’s capital stock, vesting over three years. The agreement contains customary representations, warranties, and provisions for termination if the closing does not occur within 30 days.

Mr. Amitay Weiss, who serves as the chairman of the board of directors of SciSparc, also serves as the chairman of the board of directors of N2OFF. In addition, Ms. Liat Sidi, who also serves as a member of the board of directors of SciSparc, also serves as a member of the board of directors of N2OFF.

About SciSparc Ltd. (Nasdaq: SPRC):

SciSparc Ltd. is a specialty clinical-stage pharmaceutical company led by an experienced team of senior executives and scientists. SciSparc’s focus is on creating and enhancing a portfolio of technologies and assets based on cannabinoid pharmaceuticals. With this focus, the Company is currently engaged in the following drug development programs based on THC and/or non-psychoactive CBD: SCI-110 for the treatment of Tourette Syndrome, for the treatment of Alzheimer’s disease and agitation; SCI-160 for the treatment of pain; and SCI-210 for the treatment of ASD and status epilepticus. The Company also owns a controlling interest in a subsidiary whose business focuses on the sale of hemp seed oil-based products on Amazon Marketplace.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, SciSparc is using forward-looking statements when it discusses: the transactions contemplated by the Securities Purchase and Exchange Agreement with N2OFF, including milestone-based achievements; the commitment by N2OFF to invest $1 million in MitoCareX post-closing; and that closing of the transaction is subject to certain conditions, including approval of N2OFF’s shareholders. . Because such statements deal with future events and are based on SciSparc’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of SciSparc could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in SciSparc’s Annual Report on Form 20-F filed with the SEC on April 1, 2024, and in subsequent filings with the U.S. Securities and Exchange Commission. Except as otherwise required by law, SciSparc disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:

IR@scisparc.com

Tel: +972-3-6167055